CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     We consent to the incorporation by reference in (i) the Registration Statement on Form S-8 (No. 33-68862) pertaining to the 1993 Stock Option Plan,
(ii) the Registration Statement on Form S-8 (No. 333-09633) pertaining to the 1995 Stock Purchase Plan and (iii) the Registration Statement on Form S-8 (No. 2-86405) pertaining to the 1983 Key Employees Stock Option Plan, which were previously filed by Merrimac Industries, Inc. (the "Company"), of our report on the consolidated financial statements of the Company and its subsidiaries, dated February 18, 1997, which report appears on page 22 of the Company's 1996 Annual Report to Stockholders and is also incorporated by reference in this Annual Report on Form 10-KSB for the fiscal year ended December 28, 1996.








                                                         /s/ J.H. COHN LLP
                                                         -----------------
                                                             J.H. Cohn LLP
Roseland, New Jersey
March 21, 1997